EXHIBIT 2.1
Leucadia National Corporation
520 Madison Avenue
New York, New York 10022

August 29, 2014

HomeFed Corporation
1903 Wright Pl # 220
Carlsbad, CA 92008-6584
Attention:  Paul Borden

Ladies and Gentlemen:

Reference is made to that certain Purchase Agreement (“Purchase Agreement”) dated as of February 28, 2014 by and among HomeFed Corporation, a Delaware corporation, Leucadia National Corporation, a New York corporation (the “Company”), and the following direct and indirect subsidiaries of the Company:  Baldwin Enterprises, Inc., a Colorado corporation, Maine Isles, LLC, a Delaware limited liability company, Rockport Properties, LLC, a Delaware limited liability company, Glen Cove TND, LLC, a Delaware limited liability company, LUK-REN, Inc., a New York corporation, LUK-Myrtle Beach, LLC, a Delaware limited liability company, Leucadia Financial Corporation, a Utah corporation and Leucadia LLC, a Delaware limited liability company.  The parties to this letter agreement (this “Letter Agreement”) desire to amend the Purchase Agreement, pursuant to Section 10.5 thereof, in the manner set forth in this Letter Agreement.  Capitalized terms not otherwise defined in this Letter Agreement shall have the meaning assigned thereto in the Purchase Agreement.

The parties hereby amend the Purchase Agreement as follows:

1.	Section 2.1(b) of the Purchase Agreement is amended and restated in its entirety to read as follows:

“(b)  The separate closing of the sale and purchase of the Delayed Equity Interests, if required under the terms of this Agreement (the “Second Closing”), will occur at the offices of Cooley LLP in San Diego, California, commencing at 9:00 a.m. local time on the second (2nd) Business Day following the receipt of the Consent set forth on Schedule 2.1(b) or such other date as the Parties mutually determine (the “Second Closing Date”); provided, that if the Second Closing does not occur on or before September 30, 2014 (the “Second Closing Termination Date”), then the provisions in this Agreement relating to the Second Closing (other than Section 2.2(g) and Section 2.3(f)) shall terminate and shall no longer be of any force or effect and no Party shall be required to consummate the Second Closing following the Second Closing Termination Date.  The Second Closing will be effective as of 12:01 a.m. Pacific Time on the Second Closing Date.”

For the avoidance of doubt, the definition of “Second Closing Termination Date”, as amended by this Letter Agreement, shall apply to any and all instances where such term is used in the Purchase Agreement.  Other than as set forth herein, the Purchase Agreement shall remain in full force and effect and from and after the date hereof all references to the Purchase Agreement shall be the Purchase Agreement, as amended by this Letter Agreement.

This Letter Agreement will be governed and construed in accordance with the internal laws of the State of Delaware.  This Letter Agreement may be executed by facsimile or electronic (.pdf) delivery of original signatures, and in counterparts, each of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each party and delivered, including by facsimile or other electronic means, to the other party.

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Sincerely,

LEUCADIA NATIONAL CORPORATION

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President and Chief Financial Officer

Agreed and acknowledged: HOMEFED CORPORATION

/s/ Paul J. Borden
Name:	Paul J. Borden
Title:	President and CEO

BALDWIN ENTERPRISES, INC.

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	President

MAINE ISLES, LLC

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	President

ROCKPORT PROPERTIES, LLC

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	President

[SIGNATURE PAGE TO LETTER AGREEMENT]

GLEN COVE TND, LLC

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	President

LUK-REN, INC.

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

LUK-MYRTLE BEACH, LLC

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	President

LEUCADIA FINANCIAL CORPORATION

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

LEUCADIA LLC

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGE TO LETTER AGREEMENT]